CONSULTING AGREEMENT

            This AGREEMENT (this "Agreement") is made as of February 13, 2007, is made by and between Deep Field Technologies, Inc., a New Jersey corporation (the "Company"), having an office at 2222 Second Street, Fort Myers, Florida 33901 and Mark Meller, an individual, having an office at 5 Regent Street, Suite 520, Livingston, New Jersey, 07039 (the "Consultant").

                                   WITNESSETH:

            WHEREAS, prior to the date hereof, the Consultant was employed as the Chief Executive Officer, President and Chief Financial Officer and was a member of the Board of Directors of the Company (the "Board");

            WHEREAS, the Company has entered into an Amended and Restated Securities Exchange Agreement (the "Securities Exchange Agreement"), dated as of January 25, 2007, by and among the Company, the joint venture participants named therein and Beijing Sino-US Jinche Yingang Auto Technological Service Limited, a cooperative joint venture organized under the laws of The People's Republic of China ("Jinche") pursuant to which the Company has agreed to exchange certain of its shares for joint venture interests in Jinche;

            WHEREAS, in connection with the Securities Exchange Agreement, the Consultant has agreed to resign as Chief Executive Officer, President and Chief Financial Officer and as a member of the Board of the Company, and the Employment Agreement by and between the Company and the Consultant, dated October 1, 2004, as amended (the "Employment Agreement") will be terminated immediately prior to the Closing (as such term is defined in the Securities Exchange Agreement); and

            WHEREAS, the Company now desires to engage the services of the Consultant, and the Consultant desires to render such services.

            NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

      1. Consulting Services. During the term of this Agreement, the Consultant shall provide general corporate finance advisory and other similar consulting services to the Company, subject to the terms and conditions hereinafter set forth (the "Services"). The Consultant agrees that he will perform the Services faithfully and to the best of his ability, subject to the general supervision of the Board of Directors of the Company.

      2. Term. The term of the Consultant's engagement hereunder shall commence on the date hereof (the "Commencement Date") and shall continue for a term of six (6) months.

      3. Compensation.

            (a) In consideration of the services to be rendered by the Consultant hereunder, the Company agrees to pay the Consultant, and the Consultant agrees to accept from the Company, One Million (1,000,000) shares of the Company's Class A Common Stock ("DFT Common Stock") which DFT Common Stock shall be issued to the Consultant on the Effective Date (as defined below) and which DFT Common Stock shall be deemed fully earned and not redeemable by the Company, including upon any termination of this Agreement, after such issuance.


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            (b) The Company  agrees to register  the DFT Common  Stock issued to the Consultant on Form S-8, at the Company's expense, with the Securities and Exchange Commission (the "SEC") on such date that is not later than seventy (70) days after the Commencement Date (the "Effective Date").

      4. Termination. This Agreement may be terminated by the Company or by the Consultant upon thirty (30) days' prior written notice of termination to the other party hereto, which notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's services.

      5. Conditions to Effectiveness of Consulting Agreement.

            (a) The Consultant shall have resigned as Chief Executive Officer, President and Chief Financial Officer of the Company and as a member of the Board.

            (b) The Employment Agreement and all rights thereunder to any benefits and compensation shall have been terminated.

      6. Non-Disclosure of Confidential Information and Non-Solicitation.

            (a) The Consultant acknowledges that the Company maintains as secret and confidential certain information (i) relating to the products, processes, designs and/or systems used by the Company and (ii) relating to the customers and employees of the Company (such information hereafter referred to as "Confidential Information"). The Consultant further acknowledges that such Confidential Information is of great value to the Company. The parties hereto recognize that in the course of providing services to the Company, the Consultant, by reason of his engagement by the Company, may be exposed to certain Confidential Information. The parties confirm that it is reasonably necessary to protect the Company's goodwill, and accordingly, the Consultant agrees that in the event the Consultant is exposed to any Confidential Information the Consultant will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company):

                  (i) At any time  during or after  the term of this  Agreement, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such Confidential Information other than with respect to the Company's unified messaging business (the "Unified Messaging Business");

                  (ii) At any time during the term of this Agreement and for a period of six (6) months after the termination of this Agreement, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of the Consultant or third parties, any business from persons, firms, corporations or other entities who were at any time within six (6) months prior to the termination of this Agreement, customers of the Company other than with respect to the Unified Messaging Business;


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

                  (iii) At any time during the term of this Agreement and for a period of six (6) months after the termination of this Agreement, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of the Consultant or third parties, any business from any such customers of this Company other than with respect to the Unified Messaging Business;

                  (iv) At any time during the term of this Agreement and for a period of six (6) months the termination of this Agreement, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of the Consultant or third parties, any persons (excluding any individuals residing in the same immediate primary residence as the Consultant, and/or the Consultant's immediate family) who were at any time within six (6) months prior to the cessation of his employment hereunder, employees of the Company other than employees related to the Unified Messaging Business; and

                  (v) At any time during the term of this Agreement and for a period of six (6) months after the termination of this Agreement, employ or cause or authorize directly or indirectly to be employed, for or on behalf of the Consultant or third parties, any such employees of the Company other than employees related to the Unified Messaging Business.

            (b) The Consultant agrees that, upon termination of this Agreement by the Company for any reason, the Consultant shall forthwith deliver up to the Company any and all records, drawings, notebooks, keys and other documents and material, and copies thereof in his possession or under his control which is the property of the Company other than in connection with the Unified Messaging Business.

            (c) The Consultant agrees that any breach or threatened breach by the Consultant of any provision of this Section 6 shall entitle the Company, in addition to any other legal remedies available to it, to enjoin such breach or threatened breach through any court of competent jurisdiction. The parties hereto understand and intend that each restriction agreed to by the Consultant herein above shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction will not affect the enforceability of the remaining restrictions, and that one (1) or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.

            (d) For the purposes of this Section 6, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time but shall exclude the Unified Messaging Business.

      7. Independent Contractor. It is the express intention of the parties hereto that the Consultant render his services hereunder in the capacity of an independent contractor. As such, the parties hereto agree that the nature of their relationship shall be as follows:

            (a) In rendering the services to be rendered by the Consultant hereunder, the Consultant shall be an independent contractor, and not an employee, agent or representative of the Company. In particular, neither the Consultant nor any person employed by him shall be considered as having an employee status or being entitled to participate in any employee plans, employee arrangements or employee distributions of or by the Company.


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

            (b) As an independent contractor, the Consultant shall be solely responsible for determining the means and methods for performing the services described herein and shall have complete charge and responsibility for persons employed by the Consultant and engaged in the performance of the specified work, if any. All of the Consultant's activities will be at his own risk and he shall have sole responsibility for arrangements to guard against physical, financial and other risks, as appropriate.

            (c) The Consultant shall not act as an agent for the Company and shall not be authorized or entitled to enter into any agreements on behalf of the Company, incur any obligations on behalf of the Company, or bind the Company in any matter whatsoever.

            (d) Except as otherwise required by law, the Company shall not be required to withhold any sums, from the payments to be made to the Consultant, for Social Security or other federal, state or local tax liabilities or contributions, and all withholding, liabilities, and contributions shall be solely the Consultant's responsibility.

            (e) Notwithstanding the intention of the parties hereto and agreement that the Consultant be an independent contractor and that neither the Consultant nor any employee thereof shall be an employee of the Company, the parties hereto recognize that the applicable law and proper application thereof is not always clear. The Consultant (i) acknowledges and agrees that if the Consultant or any person employed by him should be classified as an employee of the Company under any such law, the Consultant and any such employee of the Consultant shall remain ineligible to participate in any Company pension, profit-sharing (including 401(k)), health, life, or other employee benefit plans; (ii) expressly waives any right to any such benefits; (iii) acknowledges and agrees that the fees to be paid to the Consultant under this Agreement take into account the fact that the Consultant and any employees of the Consultant are ineligible in all events to participate in such plans, and constitute part of the consideration for this waiver; and (iv) acknowledges and agrees that policies and practices of the Company with respect to its employees do not apply to the Consultant and any employees of the Consultant, and the terms of the Consultant's engagement by the Company are governed solely by the express provisions of this Agreement.

      8. Indemnification. The Company shall defend, indemnify the Consultant against and hold the Consultant harmless from any losses it may incur for which it has not otherwise been reimbursed in respect of any arbitration, proceeding or suit, whether civil, criminal, administrative or investigative, by reason of any acts arising out of its activities pursuant to this Agreement, if such activities were performed in good faith pursuant to this Agreement, and so long as it was not in breach of this Agreement. The Consultant shall not be entitled to any indemnification hereunder resulting from its gross negligence or willful misconduct or for any breach of fiduciary duty or with respect to any criminal action or proceeding, except in the event he had reason to believe its conduct was unlawful. In connection with this indemnification, the Company shall advance expenses for which indemnification may be claimed as such expenses are incurred, subject to the requirement that the Consultant provide an undertaking to repay such advances if it is ultimately determined that the Consultant is not entitled to indemnification. The provisions of this Section 8 shall survive the termination or expiration of this Agreement.


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

      9. Assumption by Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company or business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and all obligations of the Company to the Consultant, including but not limited to any past and future compensation due under the term of this Agreement, any bonus, loans and other amounts owing from the Company to the Consultant, shall accelerate and become due and payable. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

      10. Assignment. Neither this Agreement nor any right, obligation or interest hereunder shall be assignable, transferable or otherwise alienable by either party or by operation of law or otherwise except with the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon the Company and Consultant and their respective successors and permitted assigns.

      11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth in this Agreement. The obligations of the Company under Section 3 shall survive the expiration of the term of this Agreement.

      12. Severance and Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      14. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound; provided, however, that the Consultant's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.


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

      15. Negotiated Agreement. This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

      16. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Consultant at the Consultant's home address set forth in the Company's records and to the Company at the address set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to counsel to the Company, at Kirkpatrick & Lockhart Preston Gates Ellis LLP, 201 South Biscayne Blvd., Suite 2000, Miami, Florida 33131, Attention: Clayton E. Parker, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      17. Governing Law and Resolution of Disputes. All matters concerning the validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Any judgment rendered by the arbitrator as above provided shall be final and binding on the parties hereto for all purposes and may be entered in any court having jurisdiction. The prevailing party in any such dispute or controversy arising under or in connection with this Agreement shall be entitled to have all costs, including filing fees, charges billed by the AAA, and legal fees, paid by the other party hereto.



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            IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the date first above written.

                                        COMPANY:

                                        DEEP FIELD TECHNOLOGIES, INC.

                                        By: /s/ Fred Griffin
                                            ------------------------------
                                            Name:  Fred Griffin
                                            Title: Chief Financial Officer


                                        CONSULTANT:

                                        MARK MELLER, an individual

                                        By:  /s/ Mark Meller
                                             -----------------------------
                                             Name:  Mark Meller


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